Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Allogene Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	—	(1)	(2)	—	—	—
	Equity	Preferred Stock, par value $0.001 per share	—	(1)	(2)	—	—	—
	Debt	Debt Securities	—	(1)	(2)	—	—	—
	Other	Warrants	—	(1)	(2)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$500,000,000	$0.00014760	$73,800 (3)

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	—	—		—		—
	Equity	Preferred Stock, par value $0.001 per share	—	—		—		—
	Debt	Debt Securities	—	—		—		—
	Other	Warrants	—	—		—		—
	Unallocated (Universal) Shelf	—	415(a)(6)	(1)		$500,000,000(3)			S-3(3)	333-268117	November 2, 2022	$62,300.02(3)

	Total Offering Amounts					$500,000,000		11,499.98(3)

	Total Fees Previously Paid							—

	Total Fee Offsets							$11,499.98(4)

	Net Fee Due							—

(1)

There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b under the heading “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Part II, Item 16, of Form S-3 under the Securities Act.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $500,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the automatic shelf registration statement on Form S-3 (File No. 333-268117), which was automatically declared effective upon filing with the U.S. Securities and Exchange Commission (the “SEC”) on November 2, 2022 (the “2022 Registration Statement”), as supplemented by that prospectus supplement filed with the SEC on November 2, 2023 (the “2023 Pro Supp”) and as amended by Post-Effective Amendment No. 1 (the “2024 POSASR”) to such registration statement filed with the SEC on March [•], 2024 (collectively, the “Prior Registration Statement”). The registrant made a contemporaneous fee payment for the Unsold Securities in an initial amount of $25,400.02 pursuant to the 2023 Pro Supp followed by an additional contemporaneous fee payment of $36,900 pursuant to the 2024 POSASR, resulting in the payment of aggregate filing fees for the Unsold Securities of $62,300.02, with the remaining $11,499.98 balance of such registration fee being offset as described in Footnote (4) below. Such aggregate amount of filing fees associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder. The registrant is only registering the Unsold Securities on this registration statement and is not registering any new securities. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(4)

On November 5, 2019, the registrant filed a registration statement on Form S-3 (File No. 333-234516) (the “2019 Registration Statement”), registering, among other securities, the issuance of up to $250,000,000 of common stock of the registrant in an at-the-market equity offering of the registrant’s common stock (the “2019 ATM Common Stock”). The registration fee associated with the 2019 ATM Common Stock was $32,450. Pursuant to the 2019 Registration Statement, the registrant sold $82,650,355 of the 2019 ATM Common Stock, which equates to an associated registration fee of $10,728.02 based on the total registration fee paid in connection with the filing of the 2019 Registration Statement. Accordingly, the unused registration fee paid in connection with the 2019 Registration Statement and the 2019 ATM Common Stock was $21,721 (the “2019 Offset Amount”).

On November 2, 2022, the registrant filed the 2022 Registration Statement, registering, among other securities, the issuance of up to $167,349,645 of common stock of the registrant in an at-the-market equity offering of the registrant’s common stock (the “2022 ATM Common Stock”). The registration fee associated with the 2022 ATM Common Stock was $18,441.93 (the “2022 Fee”), offset in its entirety by the 2019 Offset Amount. Pursuant to the 2022 Registration Statement, the registrant sold $92,749,645 of the 2022 ATM Common Stock, which equates to an associated registration fee of $10,221.02 based on the total registration fee paid in connection with the filing of the 2022 Registration Statement. Accordingly, the unused registration fee paid in connection with the 2022 Registration Statement and the 2022 ATM Common Stock was $8,220.91 (the “2022 Offset Amount”).

On November 2, 2023, the registrant filed the 2023 Pro Supp to the 2022 Registration Statement registering the issuance of up to $250,000,000 of common stock of the registrant in an at-the-market equity offering of the registrant’s common stock (the “2023 ATM Common Stock”). The registration fee associated with the 2023 Pro Supp was $36,900 (the “2023 Fee”), offset by (i) $3,279.07 in registration fees previously paid by the registrant using the 2019 Offset Amount with respect to the 2019 ATM Common Stock that was registered but not issued pursuant to the 2019 Registration Statement and not used to offset the 2022 Fee and (ii) $8,220.91 in registration fees previously paid by the registrant using the 2022 Offset Amount with respect to the 2022 ATM Common Stock that was registered but not issued pursuant to the 2022 Registration Statement ((i) and (ii) collectively, the “2023 Offset Amount”). The registrant did not sell any 2023 ATM Common Stock under the 2023 Pro Supp.

On March [•], 2024, the registrant filed the 2024 POSASR registering the Unsold Securities. The registration fee associated with the 2024 POSASR was $73,800, offset by $11,499.98 in registration fees previously paid by the registrant using the 2023 Offset Amount with respect to the 2023 ATM Common Stock that was registered but not issued pursuant to the 2023 Pro Supp (the “2024 Offset Amount”).

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $500,000,000 of securities of the registrant being registered hereby in the amount of $73,800 is offset by $11,499.98 in registration fees previously paid by the registrant using the 2024 Offset Amount with respect to the Unsold Securities that was registered but not issued pursuant to the 2024 POSASR. The 2024 Offset Amount was initially paid by the registrant contemporaneously with the filing of the 2019 Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Allogene Therapeutics, Inc.	S-3	333-234516	11/5/2019		$3,279.07 (1)	Equity	Common Stock	N/A	$167,349,645

Fee Offset Sources	Allogene Therapeutics, Inc.	S-3	333-234516		11/5/2019						$3,279.07

Fee Offset Claims	Allogene Therapeutics, Inc.	S-3	333-234516	11/5/2019		$8,220.91 (1)	Equity	Common Stock	N/A	$167,349,645

Fee Offset Sources	Allogene Therapeutics, Inc.	S-3	333-234516		11/5/2019						$8,220.91

(1)	See Note (4) under Table 1 above.